Exhibit 77Q1(g) –

A Plan of Reorganization relating to the merger described in Exhibit 77M above is incorporated by reference to the Plan of Reorganization dated as of June 5, 2008 contained in the Registrant’s Registration Statement on Form N-14 filed with the SEC on July 1, 2008.